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                                             Exhibit 23.4






                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-46846) of our report dated February 7, 1994, which appears on page 41 of the 1993 Annual Report to Shareholders which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 15 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated August 10, 1994 appearing on page 4 of the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation) on Form 11-K for the year ended March 31, 1994.





Price Waterhouse LLP
St. Louis, Missouri
September 26, 1994